Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2011, relating to the consolidated financial statements of Bsquare Corporation appearing in its Annual Report (Form 10-K) for the year ended December 31, 2010 filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Seattle, Washington

March17, 2011